UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE
WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Shares	NOTV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2021, Inotiv, Inc. (the "Company" or "Inotiv") entered into a definitive agreement and plan of merger (the “Merger Agreement”) pursuant to which it agreed, subject to certain closing conditions, to acquire Envigo RMS Holding Corp. (“Envigo”) by merger of Envigo with a newly formed, wholly owned subsidiary of ours (the “Envigo Acquisition”).

Under the terms and conditions of the Merger Agreement, the aggregate consideration to be paid to the holders of outstanding equity interests in Envigo in the merger will consist of cash consideration of $200 million, and 9,365,173 Inotiv common shares, which shares had an aggregate market value of approximately $285.0 million based on the volume weighted average sales price of such shares as traded on the NASDAQ Capital Market calculated for the 20-trading day period ending on September 20, 2021. The mix of cash and stock consideration is subject to adjustment as provided in the Merger Agreement. It is anticipated that, upon completion of the Envigo Acquisition, our current shareholders will own approximately 64% of our outstanding common shares and the former stockholders of Envigo will own, in the aggregate, approximately 36% of our outstanding common shares.

Consummation of the Envigo Acquisition is subject to certain conditions set forth in the Merger Agreement, including the approval of the Merger Agreement and the merger by the Envigo stockholders, certain approvals by our shareholders, as described below, performance by the parties of their material covenants under the Merger Agreement, accuracy of representations and warranties set forth in the Merger Agreement, the absence of a material adverse effect (as defined in the Merger Agreement) with respect to either party, the expiration of applicable waiting periods under applicable antitrust laws, and other customary closing conditions. Because the number of common shares to be issued in the Envigo Acquisition would exceed 20% of our outstanding common shares, NASDAQ Listing Standard 5635(a) requires that we obtain shareholder approval prior to issuing the shares in the merger. In addition, the number of shares to be issued in the Envigo Acquisition would exceed the number of authorized shares we have available for issuance under our articles of incorporation. The Merger Agreement requires us to call a special meeting of our shareholders and to submit to our shareholders at the special meeting proposals to (i) amend our articles of incorporation to increase the number of our authorized shares to an amount that would be sufficient to allow the consummation of the merger and (ii) approve the issuance of the common shares to be issued pursuant to the Merger Agreement. The consummation of the merger is conditioned on the approval of both of these proposals by our shareholders.

The Merger Agreement provides that, at the effective time of the merger, our board of directors will be expanded from five to seven members and will consist of our Chief Executive Officer, our Chief Strategy Officer, two of our existing independent directors, one director designated by each of Jermyn Street Associates LLC and Savanna Holdings LLC (collectively, the "Nominating Holders") and one director nominated by us and approved by the Nominating Holders. After consummation of the merger, if it is consummated, pursuant to the terms of a shareholders agreement among us, the Nominating Holders and certain other Envigo shareholders, each Nominating Holder will have the right to designate a one member of our board and to approve the director who succeeds the mutually approved director (who may be the same mutually approved director) for as long as they continue to hold 5% or more of our outstanding common shares. The parties to the shareholders agreement will also agree to certain voting provisions and restrictions on transfer of the shares they receive in the merger and receive certain registration rights with respect thereto.

The Merger Agreement may be terminated prior to the consummation of the Envigo Acquisition by mutual agreement of the parties, by either party if the other party breaches its obligations under the Merger Agreement, or by either party if the transaction has not been consummated on or prior to the end date set forth in the Merger Agreement (which date is subject to extension as described therein), or any governmental authority has issued an order making the transaction illegal or otherwise prohibiting its consummation.

This description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, the form of which is attached as Exhibit 2.1 to this current report on Form 8-K.

We have received commitments from a group of lenders and from Jefferies LLC to provide $275.0 million of secured and unsecured financing to pay the cash portion of the merger consideration and related transaction expenses and to provide us with additional liquidity following the completion of the Envigo Acquisition. The commitments are subject to certain conditions set forth therein, including the accuracy of certain representations and warranties made by Envigo in the Merger Agreement and to be made by us in the documents governing the financing, the execution of definitive agreements, consummation of the Envigo Acquisition, delivery of customary closing documents and the absence of any material adverse effect (as defined in the Merger Agreement).

Item 7.01 Regulation FD Disclosure.

On September 21, 2021, the Company issued a press release announcing the execution of the Envigo Merger Agreement and an investor presentation relating to its acquisition of Envigo, which is posted on the Company's website at www.inotivco.com. Copies of the press release and investor presentation are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The information set forth in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated September 21, 2021 among Inotiv, Inc., an Indiana corporation, certain merger subsidiaries, Envigo RMS Holding Corp. and Shareholder Representative Services LLC

99.1	Press release dated September 21, 2021

99.2	Investor Presentation dated September 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inotiv, Inc.

Date: September 21, 2021	By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Financial Officer Vice President – Finance